Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-221198

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus do not constitute an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement dated March 14, 2018

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 21, 2017)

$100,000,000

Common Stock

We are offering $100,000,000 of our common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LJPC.” On March 13, 2018, the last reported sale price per share of our common stock was $32.51 per share.

Investing in our securities involves certain risks. See “Risk Factors” beginning on Page S-9 of this prospectus supplement and in the accompanying prospectus, and in the other documents that are incorporated by reference and any related free writing prospectus, for certain risks you should consider. You should read the entire prospectus supplement and the accompanying prospectus, including any information incorporated by reference, carefully before you make your investment decision.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions (1)	$	$
Proceeds to La Jolla Pharmaceutical Company, Before Expenses	$	$

(1)	We refer you to “Underwriting” beginning on page S-11 for additional information regarding underwriting discounts and commissions.

The underwriter may also exercise its option to purchase up to an additional $15,000,000 of common stock from us, for 30 days after the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares will be ready for delivery on or about March    , 2018.

Sole Book-Running Manager

Cowen

Prospectus Supplement dated March    , 2018.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriter has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus, or in any free writing prospectus that we have authorized for use in connection with this offering, is accurate as of any date other that the date of those respective documents, or that information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not, and the underwriter is not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus, including the documents incorporated by reference therein. Information in any document we subsequently file that is incorporated by reference shall modify or supersede the information in the prospectus supplement, the accompanying prospectus and documents incorporated by reference prior to such subsequent filing.

In this prospectus supplement, “La Jolla,” the “Company,” “we,” “us,” and “our” and similar terms refer to La Jolla Pharmaceutical Company, a California corporation. References to our “common stock” refer to the common stock of La Jolla Pharmaceutical Company.

All references in this prospectus supplement to our financial statements include, unless the context indicates otherwise, the related notes.

The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference are based on management’s own estimates, independent publications, and reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements within the meaning of the federal securities laws. We make such forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “will,” “should,” “may,” “plan,” “assume” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not unduly rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Factors that might cause these differences include the following:

•	our ability to successfully commercialize, market and achieve market acceptance of GIAPREZA™ (angiotensin II), formerly known as LJPC-501, and other product candidates, including our positioning relative to competing products;

•	our ability to meet the demand for GIAPREZA in a timely manner;

•	any limitations or unfavorable warning or cautionary language that the U.S. Food and Drug Administration (FDA) may ultimately impose on the label for GIAPREZA;

•	potential market sizes for our products, including the market for the treatment of septic or other distributive shock;

•	the anticipated treatment of future data by the FDA, European Medicines Agency (EMA) or other regulatory authorities, including whether such data will be sufficient for approval of GIAPREZA in the EMA or for approval of LJPC-401 by either the FDA or the EMA;

•	the cost of producing and selling GIAPREZA;

•	unforeseen safety issues from the administration of product and product candidates in patients;

•	the timing, costs, conduct and outcome of preclinical studies and clinical trials;

•	the success of future development activities for LJPC-401;

•	the risk that our clinical trials with our product candidates may not be successful in evaluating their safety and tolerability or providing evidence of efficacy;

•	the successful and timely completion of clinical trials;

•	our plans and timing with respect to seeking regulatory approvals and uncertainties regarding the regulatory process;

•	the availability of funds and resources to pursue our research and development projects, including clinical trials with our product candidates;

•	uncertainties associated with obtaining and enforcing patents and the availability of regulatory exclusivity;

•	the potential commercialization of any of our product candidates that receive regulatory approval;

•	the uncertainty of obtaining raw materials or finished products supplies from third parties (some of which may be single sourced) and other related supply and manufacturing difficulties, interruptions and delays;

•	our estimates for future performance;

•	our ability to hire and retain our key employees;

•	our estimates regarding our capital requirements and our needs for, and ability to obtain, additional financing; and

•	the expected duration over which the Company’s cash balances will fund its operations.

Any forward-looking statements in this prospectus supplement reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus supplement and elsewhere in documents incorporated by reference herein. You should carefully review all of these factors. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this prospectus supplement, and except as required by law, we assume no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

This prospectus supplement may also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information.

PROSPECTUS SUMMARY

The following summary of our business highlights certain of the information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Where You Can Find Additional Information” and “Information Incorporated By Reference” in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the matters discussed in the section of this prospectus supplement titled “Risk Factors” and in the accompanying prospectus and periodic reports incorporated herein by reference.

Our Company

We are a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases.

On December 21, 2017, GIAPREZA™ (angiotensin II), formerly known as LJPC-501, was approved by the FDA as a vasoconstrictor to increase blood pressure in adults with septic or other distributive shock. GIAPREZA is our first commercial product.

LJPC-401, a clinical-stage investigational product, is our proprietary formulation of synthetic human hepcidin. LJPC-401 is being developed for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis, beta thalassemia, sickle cell disease and myelodysplastic syndrome.

GIAPREZA™ (angiotensin II)

GIAPREZA™ (angiotensin II), injection for intravenous infusion, was approved as a vasoconstrictor indicated to indicated to increase blood pressure in adults with septic or other distributive shock. Angiotensin II is the major bioactive component of the renin-angiotensin-aldosterone system (RAAS). The RAAS is one of three central regulators of blood pressure.

There are approximately 800,000 distributive shock cases in the U.S. each year. Of these cases, an estimated 90% are septic shock patients. Approximately 300,000 patients do not achieve adequate blood pressure response with initial vasopressor therapy and require additional therapy for low blood pressure. The Center for Disease Control estimates that approximately 250,000 people in the U.S. die each year from septic shock. The inability to achieve or maintain adequate blood pressure results in inadequate blood flow to the body’s organs and tissue and is associated with a mortality rate exceeding most acute conditions requiring hospitalization.

In March 2015, we initiated a Phase 3 study of GIAPREZA in adult patients with septic or other distributive shock who remain hypotensive despite fluid and vasopressor therapy, known as the ATHOS-3 (Angiotensin II for the Treatment of High-Output Shock) Phase 3 study. In ATHOS-3, patients were randomized in a 1:1 fashion to receive either: (i) GIAPREZA plus standard-of-care vasopressors; or (ii) placebo plus standard-of-care vasopressors. Randomized patients received their assigned treatment via continuous intravenous infusion for up to 7 days. The primary efficacy endpoint was the percentage of patients with a mean arterial pressure (MAP) ≥ 75 mmHg or a 10 mmHg increase from baseline MAP at three hours following the initiation of study treatment without an increase in standard-of-care vasopressors.

The ATHOS-3 Phase 3 study completed enrollment of 344 patients in the fourth quarter of 2016. In February 2017, we reported positive top-line results from ATHOS-3. In May 2017, the results of ATHOS-3 were published by The New England Journal of Medicine.

The analysis of the primary efficacy endpoint, defined as the percentage of patients achieving a pre-specified target blood pressure response, was highly statistically significant: 23% of the 158 placebo-treated patients had a blood pressure response compared to 70% of the 163 GIAPREZA-treated patients (p<0.00001). In addition, a trend toward longer survival was observed: 22% reduction in mortality risk through day 28 [hazard ratio=0.78 (0.57-1.07), p=0.12] for GIAPREZA-treated patients.

Throughout ATHOS-3, safety outcomes were followed by an independent Data Safety Monitoring Board (DSMB). The DSMB recommended that the study continue as originally planned. In this critically ill patient population: 92% of placebo-treated patients compared to 87% of GIAPREZA-treated patients experienced at least one adverse event (AE), and 22% of placebo-treated patients compared to 14% of GIAPREZA-treated patients discontinued treatment due to an adverse event. Although the percent of patients with AEs was similar between the two treatment arms, there was evidence of a potential for venous and arterial thrombotic and thromboembolic events in the patients treated with GIAPREZA compared to placebo-treated patients (AEs 13% v 5%; deep vein thrombosis serious AEs 1.8% v 0%).

In September 2017, an analysis from ATHOS-3 entitled “Baseline angiotensin levels and ACE effects in patients with vasodilatory shock treated with angiotensin II” was presented during the 30th European Society of Intensive Care Medicine Annual Congress. The pre-specified analysis showed that a relatively low angiotensin II state (as measured by the ratio of angiotensin I to angiotensin II) predicted increased mortality in patients with vasodilatory shock, suggesting that a low angiotensin II state is a negative prognostic indicator of outcomes. Furthermore, the analysis showed a statistically significant treatment effect of GIAPREZA compared to placebo on mortality in these patients with a relatively low angiotensin II state (relative risk reduction of 36%; HR=0.64; 95% CI: 0.41-1.00; p=0.047). In the complete ATHOS-3 dataset, the exploratory endpoint of mortality showed a strong mortality trend among all patients through day 28 (46% of patients treated with GIAPREZA, as compared to 54% of patients treated with placebo (HR 0.78; CI 0.57-1.07)).

In February 2018, results from a pre-specified analysis from the ATHOS-3 trial in patients with high severity of illness, defined as APACHE II score > 30 demonstrated 28-day mortality was 52% of patients treated with GIAPREZA compared with 71% in the placebo group (HR=0.62; 95% CI, 0.9, 0.98; P=0.037).

In March 2018, we reported results from the post-hoc analysis of 105 AKI patients in the ATHOS-3 trial. Survival through day 28 was 53% (95% CI: 38%-67%) for the GIAPREZA treated group compared to 30% (95% CI: 19%-41%) for the placebo group (p=0.012). By day 7, 38% (95% CI: 25%-54%) of patients in the GIAPREZA arm discontinued renal replacement therapy, compared with 15% (95% CI: 8%-27%) in the placebo group (p=0.007).

In September 2017, we reported that the EMA Committee for Medicinal Products for Human Use (CHMP) issued favorable Scientific Advice regarding the EU regulatory pathway for GIAPREZA. Based on this Advice, we intend to submit a Marketing Authorization Application (MAA) for GIAPREZA in the third quarter of 2018.

On December 21, 2017, the FDA approved GIAPREZA to increase blood pressure in adults with septic or other distributive shock. We are commercially launching GIAPREZA in the United States in March 2018 and are currently conducting a Phase 2 post-approval study in pediatric patients. In connection with the FDA’s approval of GIAPREZA, the drug has been designated as a “new chemical entity,” which provides five years of market exclusivity in the United States.

LJPC-401

LJPC-401, a clinical-stage investigational product, is our proprietary formulation of synthetic human hepcidin. Hepcidin, an endogenous peptide hormone, is the body’s naturally occurring regulator of iron absorption and distribution. In healthy individuals, hepcidin prevents excessive iron accumulation in vital organs, such as the liver and heart, where it can cause significant damage and even result in death. We are developing LJPC-401 for the potential treatment of iron overload, which occurs as a result of diseases such as hereditary hemochromatosis (HH), beta thalassemia, sickle cell disease (SCD) and myelodysplastic syndrome (MDS).

HH is a disease characterized by a genetic deficiency in hepcidin. HH is the most common genetic disease in Caucasians and causes liver cirrhosis, liver cancer, heart disease and/or failure, diabetes, arthritis and joint pain. The current standard treatment for HH is a blood removal procedure known as phlebotomy. Each phlebotomy procedure, which is usually conducted at a hospital, medical office or blood center, typically involves the removal of approximately a pint of blood. The required frequency of procedures varies by patient but often ranges from one to two times per week for an initial period after diagnosis and once every one to three months for life. Since most of the body’s iron is stored in red blood cells, chronic removal of blood can effectively lower iron levels if a phlebotomy regimen is adhered to. However, phlebotomy procedures may cause and may be associated with pain, bruising and scarring at the venous puncture site, fatigue and dizziness during and following the procedure and disruption of daily activities. Furthermore, phlebotomy is not appropriate in patients with poor venous access, anemia or heart disease.

Beta thalassemia, SCD and MDS are genetic diseases of the blood that can cause life-threatening anemia and usually require frequent and life-long blood transfusions. These blood transfusions cause excessive iron accumulation in the body, which is toxic to vital organs, such as the liver and heart. In addition, the underlying anemia causes excessive iron accumulation independent of blood transfusions.

In 2015, the EMA Committee for Orphan Medicinal Products (COMP) designated LJPC-401 as an orphan medicinal product for the treatment of beta thalassemia intermedia and major. In 2016, the EMA COMP designated LJPC-401 as an orphan medicinal product for the treatment of SCD.

In September 2016, we reported positive results from a Phase 1 study of LJPC-401 in patients at risk of iron overload suffering from HH, thalassemia and SCD. In this study, single, escalating doses of LJPC-401 were associated with a dose-dependent, statistically significant reduction in serum iron. LJPC-401 was well-tolerated with no dose-limiting toxicities. Injection-site reactions were the most commonly reported adverse event and were all mild or moderate in severity, self-limiting and fully resolved.

In September 2016, we reached agreement with the EMA on the design of a pivotal study of LJPC-401 for the treatment of beta thalassemia patients suffering from iron overload, a major unmet need in an orphan patient population. This study, which we refer to as LJ401-BT01, was initiated in December 2017. LJ401-BT01 is designed to enroll approximately 100 patients across 9 countries, including the U.S. Patients will be randomized 1:1 to receive either: (i) weekly subcutaneous injections of LJPC-401, while continuing standard-of-care chelation therapy (LJPC-401 treatment arm); or (ii) a continuation of standard-of-care chelation therapy only (observation arm). After 6 months of treatment, patients randomized to the observation arm will cross over to receive LJPC-401 (plus standard-of-care chelation therapy) for 6 months, while patients randomized to the LJPC-401 treatment arm will continue with LJPC-401 (plus standard-of-care chelation therapy) for an additional 6 months (for a total of one year). The primary efficacy endpoint of this study is the change in iron content in the heart after 6 months, as measured by cardiac magnetic resonance imaging (MRI). If this study is successful, we would anticipate filing an MAA for LJPC-401 in Europe.

In December 2017, we announced the initiation of LJ401-HH01, a Phase 2 clinical study of LJPC-401 in patients with HH. LJ401-HH01 is a multinational, multicenter, randomized, placebo-controlled, double-blind, Phase 2 study that is designed to evaluate the safety and efficacy of LJPC-401 as a treatment for HH. Approximately 60 patients will be randomized to receive weekly subcutaneous injections of either LJPC-401 or placebo for 12 weeks. The primary efficacy endpoint of the study is the change in transferrin saturation, a standard measurement of iron levels in the body and one of the two key measurements used to detect iron overload, from baseline to end of treatment. Secondary efficacy endpoints include: (i) the change in serum ferritin, the other key measurement used to detect iron overload, from baseline to end of treatment; and (ii) the requirement for and frequency of phlebotomy procedures used during the study.

Corporate Information

La Jolla was incorporated in Delaware in 1989 and reincorporated in California in 2012. Our principal office is located at 4550 Towne Centre Court, San Diego, CA 92121. Our telephone number is (858) 207-4264. Our website address is www.ljpc.com. We make our periodic and current reports available on our Internet website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. No portion of our website is incorporated by reference into this prospectus supplement. The Company files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public on the SEC’s Internet web site at http://www.sec.gov. Additional information regarding the Company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus supplement. See “Where You Can Find Additional Information” and “Information Incorporated by Reference” in this prospectus supplement and the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “LJPC.”

THE OFFERING

Common Stock we are Offering Pursuant to this Prospectus Supplement	shares

Common Stock to be Outstanding after this Offering	shares

Option to Purchase Additional Shares	We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to additional shares.

Use of Proceeds	We intend to use the net proceeds of this offering primarily for general corporate purposes, which include, but are not limited to, the commercialization and marketing of GIAPREZA™, funding our ongoing and future clinical trials of LJPC-401, preclinical development work and other administrative expenses or other product development activities. See “Use of Proceeds.”

Nasdaq Capital Market Symbol	“LJPC”

Risk Factors	This investment involves a high degree of risk. You should read the “Risk Factors” section of this prospectus supplement and the accompanying prospectus and our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, incorporated by reference herein, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

The number of shares of common stock shown above to be outstanding after this offering is based on the 22,167,529 shares outstanding as of December 31, 2017 and excludes:

•	6,037,302 shares of our common stock subject to options outstanding as of December 31, 2017 having a weighted average exercise price of $24.19 per share;

•	1,875,732 shares of our common stock that have been reserved for issuance in connection with future grants under our 2013 Equity Plan (the “2013 Plan”) as of December 31, 2017;

•	93,013 shares of our common stock subject to warrants outstanding as of December 31, 2017 having a weighted average price of $10.08 per share; and

•	7,517,410 shares of our common stock that have been reserved for issuance upon conversion of outstanding preferred stock as of December 31, 2017.

If the underwriter’s option to purchase additional shares is exercised in full, we will issue and sell an additional                shares of our common stock and will have                shares outstanding after the offering.

Except as otherwise noted, all information in this prospectus supplement assumes no exercise of the underwriter’s option to purchase additional shares.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the sections captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2017, and any subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference herein in their entirety, together with other information contained in or incorporated by reference in this prospectus supplement and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or prospects could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Relating to this Offering

We will have broad discretion in the use of the net proceeds to us from this offering; we may not use the offering proceeds that we receive effectively.

Our management will have broad discretion in the application of the net proceeds to us from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds to us from this offering, their ultimate use may vary from their currently intended use. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds to us from this offering in investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders.

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the shares of common stock that we are offering will be approximately $                million, or approximately $                million if the underwriter exercises in full its option to purchase up to                additional shares of common stock, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the shares of common stock offered hereby primarily for general corporate purposes, which include, but are not limited to, the commercialization and marketing of GIAPREZA, funding our ongoing and future clinical trials of LJPC-401, preclinical development work and other administrative expenses.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

UNDERWRITING

We have entered into an underwriting agreement with Cowen and Company, LLC with respect to the shares of common stock being offered hereby. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriter, the underwriter has agreed to purchase from us                shares of our common stock.

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent and that the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option to purchase additional shares described below.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by its counsel, including the validity of the shares, and other conditions contained in the underwriting agreement. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts.

The following table shows the public offering price, underwriting discount and proceeds, before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

We estimate that the total expenses of the offering, excluding underwriting discount, will be approximately $100,000 and are payable by us.

Total
	Per Share	Without Over- Allotment	With Over Allotment
Public offering price
Underwriting discount
Proceeds, before expenses, to Company

The underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus. The underwriter may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $                per share. If all of the shares are not sold at the public offering price, the underwriter may change the offering price and other selling terms.

Option to Purchase Additional Shares

We have granted to the underwriter an option to purchase up to                additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days.

No Sales of Similar Securities

We have agreed, subject to limited exceptions, that we will not (1) sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (2) otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, (3) or file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, relating to any shares of our common stock, or securities exchangeable or exercisable for or convertible into shares of common stock, or (4) publicly announce an intention to do any of the foregoing for a period of 90 days after the date of this prospectus supplement without the prior written consent of Cowen and Company, LLC.

Our directors and executive officers have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of Cowen and Company, LLC: (1) sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Exchange Act, (2) otherwise dispose of any shares of common stock, options or warrants to acquire shares of common stock, or securities exchangeable or exercisable for or convertible into shares of common stock currently or hereafter owned either of record or beneficially, or (3) publicly announce an intention to do any of the foregoing.

Except for customary lock-up exceptions there are no existing agreements between the underwriter and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period; provided, however, that the lock-up agreement for Kevin Tang, the Chairman of our Board of Directors, permits him to make gifts of securities subject to the lock-up agreement without requiring the recipient of such securities to execute a similar lock-up agreement.

NASDAQ Capital Market Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “LJPC.”

Price Stabilization

In connection with this offering, the underwriter may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.

•	Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•	Overallotment transactions involve sales by the underwriter of shares of common stock in excess of the number of shares the underwriter are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriter is not greater than the number of shares that it may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriter may close out any short position by exercising its option to purchase additional shares and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriter sells more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, underwriter and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriter and the underwriter may distribute prospectuses electronically. The underwriter may agree to allocate a number of shares to its online brokerage account holders. Internet distributions will be allocated by the underwriter that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as underwriter, and should not be relied upon by investors.

Other Relationships

The underwriter and its affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

Notice to Investors in Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Investors in the United Kingdom

The underwriter has represented and agreed that:

•	it has not made or will not make an offer of the securities to the public in the United Kingdom within the meaning of section 102B of the Financial Services and Markets Act 2000 (as amended) (FSMA) except to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances which do not require the publication by us of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority (FSA);

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which section 21 of FSMA does not apply to us; and

•	it has complied with and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Notice to Investors in Switzerland

The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

Notice to Investors in the European Economic Area

In relation to each Member State of the European Economic Area (the “EEA”) which has implemented the European Prospectus Directive (each, a “Relevant Member State”), an offer of our shares may not be made to the public in a Relevant Member State other than:

•	to any legal entity which is a qualified investor, as defined in the European Prospectus Directive;

•	to fewer 150 natural or legal persons (other than qualified investors as defined in the European Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by us for any such offer, or;

•	in any other circumstances falling within Article 3(2) of the European Prospectus Directive,

provided that no such offer of our shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the European Prospectus Directive or supplement prospectus pursuant to Article 16 of the European Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the underwriter and with us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the European Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the European Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer or any shares to the public other than their offer or resale in a

Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this description, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that Relevant Member State by any measure implementing the European Prospectus Directive in that member state, and the expression “European Prospectus Directive’’ means Directive 2003/71/EC (and amendments hereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State. The expression 2010 PD Amending Directive means Directive 2010/73/EU.

LEGAL MATTERS

Gibson, Dunn & Crutcher LLP of San Francisco, California will pass upon the validity of the shares of common stock offered hereby. Latham & Watkins LLP of San Diego, California is counsel to the underwriter in connection with this offering.

EXPERTS

Squar Milner LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as set forth in their report, which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Squar Milner LLP’s report, given on their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you by referring you to those documents. The documents incorporated by reference are:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

2.	The Company’s Definitive Proxy Statement on Schedule 14A, filed on July 31, 2017;

3.	The Company’s Current Report on Form 8-K filed with the SEC on January 30, 2018; and

4.	The description of the Company’s common stock contained in that certain registration statement on Form 8-A (as amended) filed with the SEC on October 27, 2014 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating that description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus supplement until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus supplement is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of those documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in or omitted from this prospectus supplement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Nothing in this prospectus supplement shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus supplement incorporates. Requests should be directed to the Secretary at La Jolla Pharmaceutical Company, 4550 Towne Centre Court, San Diego, CA 92121, telephone number (858) 207-4264. You may also find these documents in the “Investor Relations” section of our website, www.ljpc.com. The information on our website is not incorporated into this prospectus supplement. We have authorized no one to provide you with any information that differs from that contained in this prospectus supplement. Accordingly, you should not rely on any information that is not contained in this prospectus supplement. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of the front cover of this prospectus supplement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith, files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

PROSPECTUS

$150,000,000

La Jolla Pharmaceutical Company

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer common stock, preferred stock, debt securities or warrants, or a combination of any of these securities, at an aggregate initial offering price not to exceed $150,000,000. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. The securities offered under this prospectus may be offered separately, together or in series separate, and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities will accompany this prospectus.

We may offer these securities through agents, underwriters or dealers or directly to investors. See “Plan of Distribution” in this prospectus. Each prospectus supplement will provide the amount, price and terms of the plan of distribution relating to the securities to be sold pursuant to such prospectus supplement. We will set forth the names of any underwriters or agents in the accompanying prospectus supplement, as well as the net proceeds we expect to receive from such sale.

You should read this prospectus, the prospectus supplement and the documents incorporated by reference in this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell any of the common stock, preferred stock, debt securities or warrants unless accompanied by a prospectus supplement.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LJPC.” On October 26, 2017, the last reported sale price of our common stock on the Nasdaq Capital Market was $31.93 per share. Our principal executive offices are located at 4550 Towne Centre Court, San Diego, California 92121, and our telephone number is (858) 207-4264.

Investing in our securities involves a high degree of risk. You should carefully consider the Risk Factors beginning on page 4 before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 21, 2017

You should rely only on the information contained or incorporated by reference into this prospectus and any prospectus supplement or any free writing prospectus that we may provide to you. We have not authorized anyone to provide you with different information. You must not rely upon any unauthorized information or representation. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of the prospectus or the prospectus supplement or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer common stock, preferred stock, debt securities and/or warrants over time in one or more offerings at prices and on terms to be determined by market conditions at the time of the offering, up to a total dollar amount of $150,000,000. This prospectus only provides you with a general description of the securities we may offer. Each time we sell any common stock, preferred stock, debt securities or warrants under this prospectus, we will provide a prospectus supplement that will contain more specific information about the securities being offered and the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Each prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement or related free writing prospectus, you should rely on the information in the prospectus supplement or any related free writing prospectus we may authorize to be provided to you. This prospectus may not be used to sell any common stock, preferred stock, debt securities or warrants unless accompanied by a prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the additional information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, before you invest in any of the securities being offered hereby.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document (unless the information specifically indicates that another date applies) and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995, and we intend that such forward-looking statements be subject to the safe harbors created thereby. For this purpose, any statements contained in this prospectus except for historical information may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our businesses, or other characterizations of future events or circumstances are forward-looking statements.

The forward-looking statements included herein are based on current expectations of our management based on available information and involve a number of risks and uncertainties, all of which are difficult or impossible to predict accurately and many of which are beyond our control. As such, our actual results may differ significantly from those expressed in any forward-looking statements. Factors that may cause or contribute to such differences include, but are not limited to, those discussed in more detail in Item 1 (Business) and Item 1A (Risk Factors) of Part I and Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations) of Part II of our most recent Annual Report on Form 10-K, factors described under the section captioned “Risk Factors” in this prospectus, as may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and elsewhere in the documents incorporated by reference in this prospectus. Readers should carefully review these risks, as well as the additional risks described in other documents we file from time to time with the SEC. In light of the significant risks and uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that such results will be achieved, and readers are cautioned not to place undue reliance on such forward-looking information. Except as may be required by law, we disclaim any intent to revise the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ABOUT THE COMPANY

In this report, all references to “we,” “our,” “us,” “La Jolla” and “the Company” refer to La Jolla Pharmaceutical Company, a California corporation.

La Jolla Pharmaceutical Company is a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies intended to significantly improve outcomes in patients suffering from life-threatening diseases. The Company has several product candidates in development. LJPC-501 is the Company’s proprietary formulation of synthetic human angiotensin II for the potential treatment of hypotension in adult patients with distributive or vasodilatory shock who remain hypotensive despite fluid and vasopressor therapy. LJPC-401 is the Company’s proprietary formulation of synthetic human hepcidin for the potential treatment of conditions characterized by iron overload, such as hereditary hemochromatosis, beta thalassemia, sickle cell disease and myelodysplastic syndrome.

Our common stock is listed on the NASDAQ Capital Market under the symbol “LJPC”.

Our executive offices are located at 4550 Towne Centre Court, San Diego, California 92121 and our telephone number is (858) 207-4264. Additional information regarding our company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 17 and “Incorporation of Certain Information by Reference” on page 18.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. Our business, financial condition, results of operations or prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. For more information, see the section entitled “Where You Can Find More Information.”

USE OF PROCEEDS

Unless otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of our securities and from the exercise of the warrants issued pursuant hereto, if any, for general corporate purposes, which may include one or more of the following:

•	working capital;

•	research and clinical development activities;

•	potential future acquisitions of companies and/or technologies; and

•	capital expenditures.

Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending such uses, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, then we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

SECURITIES WE MAY OFFER

We may offer shares of our common stock, preferred stock, debt securities and/or warrants to purchase common stock, preferred stock and/or debt securities with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

Common Stock

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.

We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters that require shareholder approval. We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. As of September 30, 2017, 22,145,243 shares of common stock were issued and outstanding. There are no cumulative voting rights while our common stock is listed on a national securities exchange, such as NASDAQ. Our common stock does not carry any redemption rights or any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock.

Our common stock is listed on the NASDAQ Capital Market under the symbol “LJPC”. The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company, LLC.

Preferred Stock

We may issue shares of our preferred stock from time to time, in one or more series. Under our articles of incorporation, our board of directors has the authority, without further action by shareholders, to designate up to 8,000,000 shares of preferred stock, $0.0001 par value per share, in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including but not limited to dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. As of September 30, 2017, 6,643 shares of preferred stock were issued and outstanding.

If we issue preferred stock, we will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designations relating to that series. If we issue preferred stock, we will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designations that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplement related to any series of preferred stock we may offer, as well as the complete certificate of designations that contains the terms of the applicable series of preferred stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock in one or more series and/or debt securities from time to time. We may issue warrants independently or together with common stock, preferred stock and/or debt securities; and the warrants may be attached to or separate from those securities.

If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we issue warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock and/or debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

Debt Securities

We may issue debt securities under an indenture to be entered into between us and a trustee chosen by us, qualified to act as such under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) and appointed under an indenture. The indenture will be governed by the Trust Indenture Act.

The following is a summary of the indenture. It does not restate the indenture entirely. We urge you to read the indenture. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and we will file the indenture we enter into and the supplemental indentures or authorizing resolutions with respect to particular series of debt securities as exhibits to current or other reports we file with the SEC. See “Where You Can Find More Information” for information on how to obtain copies of the indentures and the supplemental indentures or authorizing resolutions. You may also inspect copies of the documents for the particular series at the office of the trustee. References below to an “indenture” are references to the applicable indenture, as supplemented, under which a particular series of debt securities is issued.

Terms of the Debt Securities

Our debt securities will be general obligations of the Company. We may issue them in one or more series. Authorizing resolutions or a supplemental indenture will set forth the specific terms of each series of debt securities. We will provide a prospectus supplement for each series of debt securities that will describe:

•	the title of the debt securities and whether the debt securities are senior, senior subordinated, or subordinated debt securities;

•	the aggregate principal amount of the debt securities and any limit upon the aggregate principal amount of the series of debt securities, and, if the series is to be issued at a discount from its face amount, the method of computing the accretion of such discount;

•	the percentage of the principal amount at which debt securities will be issued and, if other than the full principal amount thereof, the percentage of the principal amount of the debt securities that is payable if maturity of the debt securities is accelerated because of a default;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculation of such rate or rates, as well as the dates from which interest will accrue, the dates on which interest will be payable and the record date for the interest payable on any payment date;

•	any collateral securing the performance of our obligations under the debt securities;

•	the currency or currencies (including any composite currency) in which principal, premium, if any, and interest, if any, will be payable, and if such payments may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments, including the time and manner of determining the exchange rate between the currency in which such securities are denominated and the currency in which such securities or any of them may be paid, and any additions to, modifications of or deletions from the terms of the debt securities to provide for or to facilitate the issuance of debt securities denominated or payable in a currency other than U.S. dollars;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	the denominations in which the debt securities will be issuable, if different from $2,000 and multiples of $1,000 in excess thereof;

•	any provisions regarding our right to redeem or purchase debt securities or the right of holders to require us to redeem or purchase debt securities;

•	the right, if any, of holders of the debt securities to convert or exchange them into our common stock or other securities of any kind of us or another obligor, including any provisions intended to prevent dilution of the conversion rights and, if so, the terms and conditions upon which such securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at our option, the conversion or exchange period, and any other provision in relation thereto;

•	any provisions requiring or permitting us to make payments to a sinking fund to be used to redeem debt securities or a purchase fund to be used to purchase debt securities;

•	the terms, if any, upon which debt securities may be senior or subordinated to our other indebtedness;

•	any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default or covenants or other provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether and upon what terms the debt securities of such series may be defeased or discharged, if different from the provisions set forth in the indenture for the series to which the supplemental indenture or authorizing resolution relates;

•	whether the debt securities will be issued in registered or bearer form and the terms of these forms;

•	whether the debt securities will be issued in whole or in part in the form of a global security and, if applicable, the identity of the depositary for such global security;

•	any provision for electronic issuance of the debt securities or issuance of the debt securities in uncertificated form; and

•	any other material terms of the debt securities, which may be different from the terms set forth in this prospectus.

The applicable prospectus supplement will also describe any material covenants to which a series of debt securities will be subject and the applicability of those covenants to any of our subsidiaries to be restricted thereby, which are referred to herein as “restricted subsidiaries.” The applicable prospectus supplement will also describe provisions for restricted subsidiaries to cease to be restricted by those covenants.

Events of Default and Remedies

Unless otherwise described in the applicable prospectus supplement, an event of default with respect to any series of debt securities will be defined in the indenture or applicable supplemental indenture or authorizing resolution as being:

•	our failure to pay interest on any debt security of such series when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

•	our failure to pay the principal or premium of any debt security of such series when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

•	our failure or the failure of any restricted subsidiary to comply with any of its agreements or covenants in, or provisions of, the debt securities of such series or the indenture (as they relate thereto) and such failure continues for a period of 60 days after our receipt of notice of the default from the trustee or from the holders of at least 25% in aggregate principal amount of the then outstanding debt securities of that series (except in the case of a default with respect to the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of the assets of us (or any other provision specified in the applicable supplemental indenture or authorizing resolution), which will constitute an event of default with notice but without passage of time);

•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness (other than non-recourse indebtedness, as defined in the indenture) for money borrowed by us or any of our restricted subsidiaries (or the payment of which is guaranteed by us or any of our restricted subsidiaries), whether such indebtedness or guarantee now exists or is created after the date we issue debt securities, if that default:

(a)	is caused by a failure to pay at final stated maturity the principal amount of such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default (a “Payment Default”); or

(b)	results in the acceleration of such indebtedness prior to its express maturity without such indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled for the period and after the notice had been provided, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more; or

•	certain events of bankruptcy, insolvency or reorganization occur with respect to us or any restricted subsidiary that is a significant subsidiary (as defined in the indenture).

The indenture will provide that the trustee may withhold notice to the holders of any series of debt securities of any default, except a default in payment of principal or interest, if any, with respect to such series of debt securities, if the trustee considers it in the interest of the holders of such series of debt securities to do so.

The indenture will provide that if any event of default has occurred and is continuing with respect to any series of debt securities, the trustee or the holders of not less than 25% in principal amount of such series of debt securities then outstanding may declare the principal of all the debt securities of such series to be due and payable immediately. However, the holders of a majority in principal amount of the debt securities of such series then outstanding by notice to the trustee may waive any existing default and its consequences with respect to such series of debt securities, other than any event of default in payment of principal or interest. Holders of a majority in principal amount of the then outstanding debt securities of any series may rescind an acceleration with respect to such series and its consequences, except an acceleration due to nonpayment of principal or interest on such series, if the rescission would not conflict with any judgment or decree and if all existing events of default with respect to such series have been cured or waived.

The holders of a majority of the outstanding principal amount of the debt securities of any series will have the right to direct the time, method and place of conducting any proceedings for any remedy available to the trustee with respect to such series, subject to limitations specified in the indenture.

Defeasance

The indenture will permit us to terminate all our respective obligations under the indenture as they relate to any particular series of debt securities, other than the obligation to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal of and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

The indenture will also permit us to terminate all of our respective obligations under the indenture as they relate to any particular series of debt securities, including the obligations to pay interest, if any, on and the principal of the debt securities of such series and certain other obligations, at any time by:

•	depositing in trust with the trustee, under an irrevocable trust agreement, money or government obligations in an amount sufficient to pay principal and interest, if any, on the debt securities of such series to their maturity or redemption; and

•	complying with other conditions, including delivery to the trustee of an opinion of counsel to the effect that (A) we have received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date such series of debt securities were originally issued, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall state that, holders will not recognize income, gain or loss for federal income tax purposes as a result of our exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

In addition, the indenture will permit us to terminate substantially all our respective obligations under the indenture as they relate to a particular series of debt securities by depositing with the trustee money or government obligations sufficient to pay all principal and interest on such series at its maturity or redemption date if the debt securities of such series will become due and payable at maturity within one year or are to be called for redemption within one year of the deposit.

Transfer and Exchange

A holder will be able to transfer or exchange debt securities only in accordance with the indenture. The registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the indenture.

Amendment, Supplement and Waiver

Without notice to or the consent of any holder, we and the trustee may amend or supplement the indenture or the debt securities of a series to:

•	cure any ambiguity, omission, defect or inconsistency;

•	comply with the provisions of the indenture regarding the consolidation, merger, sale, lease, conveyance or other disposition of all or substantially all of our assets;

•	provide that specific provisions of the indenture shall not apply to a series of debt securities not previously issued or to make a change to specific provisions of the indenture that only applies to any series of debt securities not previously issued or to additional debt securities of a series not previously issued;

•	create a series and establish its terms;

•	provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	add a guarantor subsidiary in respect of any series of debt securities;

•	secure any series of debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	make any change that does not adversely affect the rights of any holder; or

•	conform the provisions of the indenture to the final offering document in respect of any series of debt securities.

With the exceptions discussed below, we and the trustee may amend or supplement the indenture or the debt securities of a particular series with the written consent of the holders of at least a majority in principal amount of the debt securities of such series then outstanding. In addition, the holders of a majority in principal amount of the debt securities of such series then outstanding may waive any existing default under, or compliance with, any provision of the debt securities of a particular series or of the indenture relating to a particular series of debt securities, other than any event of default in payment of interest or principal. These consents and waivers may be obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities.

Without the consent of each holder affected, we and the trustee may not:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest, including defaulted interest;

•	reduce the principal of or extend the fixed maturity of any debt security or alter the provisions with respect to redemptions or mandatory offers to repurchase debt securities;

•	make any change that adversely affects any right of a holder to convert or exchange any debt security into or for shares of our common stock or other securities, cash or other property in accordance with the terms of such security;

•	modify the ranking or priority of the debt securities;

•	make any change to any provision of the indenture relating to the waiver of existing defaults, the rights of holders to receive payment of principal and interest on the debt securities, or to the provisions regarding amending or supplementing the indenture or the debt securities of a particular series with the written consent of the holders of such series;

•	waive a continuing default or event of default in the payment of principal of or interest on the debt securities; or

•	make any debt security payable at a place or in money other than that stated in the debt security, or impair the right of any holder of a debt security to bring suit as permitted by the indenture.

The right of any holder to participate in any consent required or sought pursuant to any provision of the indenture, and our obligation to obtain any such consent otherwise required from such holder, may be subject to the requirement that such holder shall have been the holder of record of debt securities with respect to which such consent is required or sought as of a record date fixed by us in accordance with the indenture.

Concerning the Trustee

The indenture will contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in specified cases or to realize on property received in respect of any such claim as security or otherwise. The indenture will permit the trustee to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict or resign.

The indenture will provide that in case an event of default occurs and is not cured, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of such person’s own affairs. The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

No Recourse against Others

The indenture will provide that a director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the debt securities or the indenture or for any claim based on, in respect of or by reason of, such obligations or their creation.

Governing Law

The laws of the State of New York will govern the indenture and the debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in any manner permitted under the Securities Act. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors;

•	to dealers; or

•	through agents.

We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from prevailing market prices. We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement. Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more of the transactions described above. Any underwritten offering may be on a best efforts or firm commitment basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

In any sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Each time we sell securities, we will describe the method of distribution of the securities in the prospectus supplement relating to such transaction. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten or to be sold through the agent; and

•	identify the nature of the underwriter’s or agent’s obligation to take the securities.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the Nasdaq Capital Market or other principal market for our common stock. We may apply to list any series of preferred stock, debt securities or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

EXPERTS

The consolidated financial statements of La Jolla Pharmaceutical Company as of December 31, 2016 and 2015 and for each of the years in the three-year period ended December 31, 2016 and the effectiveness of internal control over financial reporting as of December 31, 2016 incorporated in this Prospectus by reference from the La Jolla Pharmaceutical Company Annual Report on Form 10-K for the year ended December 31, 2016 have been audited by Squar Milner LLP, an independent registered public accounting firm, as stated in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the validity of the securities offered pursuant to this registration statement, will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

WHERE YOU CAN FIND MORE INFORMATION

We must comply with the informational requirements of the Exchange Act and we are required to file reports and proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies at the prescribed rates from the Public Reference Section of the SEC at its principal office in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. You may access the SEC’s web site at http://www.sec.gov. We maintain a website at www.LJPC.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus the information that we file with them. Incorporation by reference means that we can disclose important information to you by referring you to other documents that are legally considered to be part of this prospectus. Later information that we file with the SEC will automatically update and supersede the information in this prospectus, any supplement and the documents listed below. Our SEC file number is 001-36282. We incorporate by reference the specific documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act until all of the shares of common stock, preferred stock, debt securities and warrant shares covered by this prospectus are sold:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on February 23, 2017 (as amended April 28, 2017);

•	The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 filed on April 27, 2017, July 27, 2017 and October 26, 2017, respectively;

•	The Company’s Current Reports on Form 8-K filed on January 5, 2017, February 28, 2017, March 20, 2017, March 24, 2017, April 11, 2017, May 18, 2017, May 22, 2017, August 29, 2017, September 6, 2017 and September 29, 2017;

•	The description of the Company’s Common Stock contained in its registration statement on Form 8-A (Registration No. 001-36282), filed on January 28, 2014, including any amendments or reports filed for the purpose of updating such description; and

•	All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the filing date of the original Registration Statement and prior to effectiveness of the registration statement of which this prospectus is a part, provided that all documents “furnished” by the Company to the SEC and not “filed” are not deemed incorporated by reference herein.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any document incorporated by reference. Requests should be addressed to Corporate Secretary, 4550 Towne Centre Court, San Diego, California 92121 or via telephone at (858) 207-4264.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

$100,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Cowen

March     , 2018